Exhibit 99.2
Boardwalk Bancorp Declares Quarterly Dividend
LINWOOD, NJ — (MARKET WIRE) — 10/16/07 — Boardwalk Bancorp (NASDAQ: BORD) today announced that its Board of Directors declared a quarterly cash dividend of $0.10 per share, payable November 5, 2007 to shareholders of record as of October 26, 2007.
This release contains statements of Boardwalk Bancorp’s strategies, plans and objectives, and may be identified by the use of words such as “may,” “will,” “could,” “should,” “project,” “expect,” “anticipate,” “plan,” “intend,” and similar words. These statements constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties, any of which may cause actual results to differ materially from the results or objectives expressed or implied from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, general economic conditions; changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other competitive, governmental, regulatory, and technological factors affecting Bancorp and its operations, pricing, products, and services. Other factors that may cause actual results to differ from results expressed or implied by forward-looking statements are described in Bancorp’s registration statements and periodic filings with the SEC.